                               HALE AND DORR LLP
                               COUNSELORS AT LAW


                                  HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000





                                                          November 12, 2003

Art Technology Group, Inc.
25 First Street
Cambridge, Massachusetts 02141

     Re: Registration Statement on Form S-3


Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed, on the date hereof, by Art Technology Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the
Company's:

     1. common stock, $0.01 par value per share (the "Common Stock");

     2. preferred stock, $0.01 par value per share (the "Preferred Stock"); and

     3. warrants to purchase Common Stock and Preferred Stock (the "Warrants," and, together with the Common Stock and the Preferred Stock, the "Securities");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $50,000,000.

     Warrants will be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as a warrant agent.

     We are acting as counsel for the Company in connection with the filing of the Registration Statement and have examined the Registration Statement. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


BOSTON  LONDON  MUNICH  NEW YORK  OXFORD  PRINCETON  RESTON  WALTHAM  WASHINGTON
--------------------------------------------------------------------------------
       Hale and Dorr LLP is a Massachusetts Limited Liability Partnership

Art Technology Group, Inc.
November 12, 2003
Page 2


     We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

     2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid, and nonassessable.

     3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to the Warrants and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to the

Art Technology Group, Inc.
November 12, 2003
Page 3

Warrants and issued and sold as contemplated by the Registration Statement, and
(vi) the Company has received the consideration provided for in the Authorizing Votes, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                Very truly yours,

                                                /s/ Hale and Dorr LLP

                                                Hale and Dorr LLP